UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012

BioDrain Medical, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-54361	33-1007393
(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

(Address of Principal Executive Offices and Zip Code)

(651) 389-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

BioDrain Medical, Inc. (the “Company”) held its annual meeting of shareholders on Thursday, September 20, 2012. At the meeting, the Company’s shareholders took the following actions:

(i) The shareholders elected six directors to serve as members of the Company’s Board of Directors until the next annual meeting of shareholders. There were no broker non-votes and the shareholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all nominees:

Nominee	Votes For	Votes Withheld
Lawrence W. Gadbaw	57,078,311	2,867,729
Joshua Kornberg	59,946,040	0
Peter L. Morawetz	57,078,609	2,867,431
Thomas J. McGoldrick	59,946,040	0
Andrew P. Reding	58,885,468	1,060,572
Ricardo Koenigsberger	59,946,040	0

(ii) The shareholders ratified the appointment of Olson Thielen & Co., Ltd. as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012. There were 70,679,679 votes cast for the proposal; 22,858 votes were cast against the proposal; and 0 votes abstained. There were no broker non-votes.

(iii) The shareholders approved the Company’s 2012 Stock Incentive Plan in the form attached as Appendix A to its proxy statement filed with the Securities and Exchange Commission on September 4, 2012. There were 59,538,969 votes cast for the proposal; 7,071 votes were cast against the proposal; and 400,000 votes abstained. There were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2012

BIODRAIN MEDICAL, INC.

By:	/s/ Joshua Kornberg
Joshua Kornberg
Chief Executive Officer